Filed pursuant to Rule 424(b)(3)
Registration No. 333-239185
PROSPECTUS SUPPLEMENT NO. 85
(to Prospectus dated July 17, 2020)

Nikola Corporation
Up to 53,390,000 Shares of Common Stock
Up to 23,890,000 Shares of Common Stock Issuable Upon Exercise of Warrants

This prospectus supplement supplements the prospectus dated July 17, 2020 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-239185). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Amendment No. 1 to Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on March 1, 2024 (the “Amendment No. 1 to Quarterly Report”). Accordingly, we have attached the Amendment No. 1 to Quarterly Report to this prospectus supplement.
The Prospectus and this prospectus supplement relates to the issuance by us of up to an aggregate of up to 23,890,000 shares of our common stock, $0.0001 par value per share (“Common Stock”), which consists of (i) up to 890,000 shares of Common Stock that are issuable upon the exercise of 890,000 warrants (the “Private Warrants”) originally issued in a private placement in connection with the initial public offering of VectoIQ and (ii) up to 23,000,000 shares of Common Stock that are issuable upon the exercise of 23,000,000 warrants (the “Public Warrants” and, together with the Private Warrants, the “Warrants”) originally issued in the initial public offering of VectoIQ.
The Prospectus and this prospectus supplement also relate to the offer and sale from time to time by the selling securityholders named in the Prospectus (the “Selling Securityholders”) of (i) up to 53,390,000 shares of Common Stock (including up to 890,000 shares of Common Stock that may be issued upon exercise of the Private Warrants) and (ii) up to 890,000 Private Warrants.
Our Common Stock is listed on the Nasdaq Global Select Market under the symbol “NKLA”. On February 29, 2024, the closing price of our Common Stock was $0.7442.
This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

See the section entitled “Risk Factors” beginning on page 7 of the Prospectus to read about factors you should consider before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is March 1, 2024.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q/A
(Amendment No. 1)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended September 30, 2023

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission File Number: 001-38495
Nikola Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	82-4151153
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4141 E Broadway Road
Phoenix, AZ	85040
(Address of principal executive offices)	(Zip Code)

(480) 581-8888
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	NKLA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant (1) has ﬁled all reports required to be ﬁled by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to ﬁle such reports), and (2) has been subject to such ﬁling requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such ﬁles). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of October 30, 2023, there were 1,016,409,878 shares of the registrant’s common stock outstanding.

Nikola Corporation
Form 10-Q/A
(Amendment No. 1)
For the Quarterly Period Ended September 30, 2023

EXPLANATORY NOTE
This Amendment No. 1 on Form 10-Q/A (this “Amendment”) amends the Quarterly Report on Form 10-Q of Nikola Corporation (the “Company”, "we", "us" or "our") for the quarter ended September 30, 2023, originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 2, 2023 (the “Original Filing”).
This Amendment is being filed to revise Part II “Item 5. Other Information” by adding information regarding Rule 10b5-1 trading arrangements adopted by certain of its officers during the three month period ended September 30, 2023, which was inadvertently omitted from the Original Filing.
In addition, as required by Rule 12b-15 of the Securities and Exchange Act of 1934 (the “Exchange Act”), a new certification by the Company’s principal executive officer and principal financial officer is filed herewith as Exhibit 31.3 to this Amendment under Item 6, pursuant to Rule 13a-14(a) or 15d-14(a) of the Exchange Act. Because no financial statements have been included in this Amendment and this Amendment does not contain or amend any disclosure with respect to Items 307 and 308 of Regulation S-K, paragraphs 3, 4 and 5 of the certification has been omitted. The Company is also not including new certifications under Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350) (Section 906 of the Sarbanes-Oxley Act of 2002), as no financial statements are being filed with this Amendment.
Other than as expressly set forth herein, this Amendment does not, and does not purport to, amend, update or restate the information in the Original Filing or reflect any events that have occurred after the Original Filing was made. Information not affected by this Amendment remains unchanged and reflects the disclosures made at the time as of which the Original Filing was made. This Amendment should be read together with the Original Filing and the Company’s other filings with the SEC.
ITEM 5. OTHER INFORMATION
(c) Trading Plans
During the three months ended September 30, 2023, no director or officer adopted or terminated any contract, instruction or written plan for the purchase or sale of securities of the Company pursuant to Rule 10b5-1(c) or any non-Rule 10b5-1 trading arrangement (as defined in Item 408(c) of Regulation S-K), except as provided below:
Joseph R. Pike, our Chief Human Resources Officer, adopted a Rule 10b5-1 trading arrangement on August 9, 2023, which provided for the potential sale of up to 200,000 of restricted stock units and up to 126,695 shares of common stock issuable upon exercise of options through November 11, 2024.
Britton M. Worthen, our Chief Legal Officer and Secretary, adopted a Rule 10b5-1 trading arrangement on August 8, 2023, which provided for the potential sale of up to 300,000 of restricted stock units and up to 1,000,000 shares of common stock issuable upon exercise of options through May 10, 2024.
Anastasiya Pasterick, our Chief Financial Officer, adopted a Rule 10b5-1 trading arrangement on August 22, 2023, which provided for the potential sale of up to 45,140 shares of common stock and up to 79,342 of restricted stock units through February 21, 2025.
The trading arrangements listed above are intended to satisfy the affirmative defense of Rule 10b5-1(c) under the Exchange Act.

ITEM 6. EXHIBITS

Exhibit No.		Description
3.1		Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-239185)).
3.2
Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of Nikola Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-4 filed August 29, 2022).

3.3	@	Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of Nikola Corporation.
3.4		Amended and Restated Bylaws (as amended as of May 31, 2022) (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 1, 2022).
4.1
Indenture by and between Nikola Corporation and Wilmington Savings Fund Society, FSB, as trustee, dated August 21, 2023 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on August 21, 2023).

4.2
First Supplemental Indenture (including Form of Note) by and between Nikola Corporation and Wilmington Savings Fund Society, FSB, as trustee, dated August 21, 2023 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on August 21, 2023).

4.3
Second Supplemental Indenture (including Form of Series A-2 Senior Convertible Note) by and between Nikola Corporation and Wilmington Savings Fund Society, FSB, as trustee, dated September 22, 2023 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on September 22, 2023).

10.1
Amended and Restated Equity Distribution Agreement by and between Nikola Corporation and Citigroup Global Markets Inc., as sales agent, dated August 4, 2023 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 4, 2023).

10.2
Securities Purchase Agreement by and between Nikola Corporation and the investors named therein, dated August 21, 2023 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form S-8 filed on August 21, 2023).

10.3	#
Nikola Corporation 2020 Stock Incentive Plan, as amended and restated on April 12, 2023 (incorporated by reference to Exhibit 99.1 to the Registrant's Registration Statement on Form S-8 filed on August 21, 2023).

10.4	# @	Executive Employment Agreement by and between Nikola Corporation and Stephen J. Girsky dated August 4, 2023.
10.5	# @	Executive Transition Services Agreement by and between Nikola Corporation and Michael Lohscheller, dated August 4, 2023.
10.6	#
Executive Employment Agreement by and between Nikola Corporation and Mary S. Chan, dated September 15, 2023 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on September 19, 2023).

10.7	#
Executive Employment Agreement by and between Nikola Corporation and Joseph S. Cappello, dated September 15, 2023 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on September 21, 2023).

31.1	@	Certification of Principal Executive Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	@	Certification of Principal Financial Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.3	**	Certification of Principal Executive Officer and Principal Financial Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	^ @	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2	^ @	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
101	**	Inline XBRL ("iXBRL") for the information under Part II, Item 5, “Other Information” of this Amendment No. 1 on Form 10-Q/A.
101.INS		Inline XBRL Instance.
101.SCH		Inline XBRL Extension Calculation Linkbase.
101.CAL		Inline XBRL Taxonomy Extension Calculation Linkbase.
101.DEF		Inline XBRL Taxonomy Extension Definition Linkbase.
101.LAB		Inline XBRL Taxonomy Extension Label Linkbase.
101.PRE		Inline XBRL Taxonomy Extension Presentation Linkbase.
104		Cover Page Interactive Data File (formatted as Inline XBRL).
________________
# Indicates management contract or compensatory plan or arrangement.
^ In accordance with Item 601(b)(32)(ii) of Regulation S-K and SEC Release No. 34-47986, the certifications furnished in Exhibits 32.1 and 32.2 are deemed to accompany the Original Filing and will not be deemed “filed” for purposes of Section 18 of the Exchange Act or deemed to be incorporated by reference into any filing under the Exchange Act or the Securities Act except to the extent that the registrant specifically incorporates it by reference.
@ Filed or furnished with the Original Filing.
** Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to Quarterly Report on Form 10-Q/A to be signed on its behalf by the undersigned thereunto duly authorized.

NIKOLA CORPORATION

Date: March 1, 2024	By:	/s/ Stephen J. Girsky
Stephen J. Girsky
President, Chief Executive Officer and Acting Chief Financial Officer